Exhibit 21

HEADWATERS INCORPORATED

Subsidiaries

The ownership of each direct and indirect subsidiary is 100%, except where indicated below.

Headwaters Construction Materials Division

-	Headwaters Construction Materials, Inc., a Utah corporation

        The following subsidiaries are part of HCM's block, mortar and stucco group:

-	Headwaters Construction Materials, LLC (fka HCM Block & Brick, LP), a Texas limited liability company
-	Best Masonry & Tool Supply, LLC, a Texas limited liability company
-	Don's Building Supply, LLC, a Texas limited liability company
-	HCM FlexCrete, LLC, a Texas limited liability company
-	HCM Utah, Inc., a Utah corporation

        The following subsidiaries are part of HCM's manufactured architectural stone group:

-	Eldorado Stone LLC, a Delaware limited liability company
-	Chihuahua Stone LLC, a Utah limited liability company
-	Eldorado G-Acquisition Co., a Utah corporation
-	Eldorado SC-Acquisition Co., a Utah corporation
-	Eldorado Stone Acquisition Co., LLC, a Delaware limited liability company
-	Eldorado Stone Funding Co., LLC, a Utah limited liability company
-	Eldorado Stone Operations LLC, a Utah limited liability company
-	Eldorado Stone Philippines, Inc., a Philippines corporation
-	HCM Stone, LLC, a Utah limited liability company
-	L-B Stone LLC, a Utah limited liability company
-	Piedras Headwaters, S. de R.L. de C.V., a Mexican limited liability company

        The following subsidiaries are part of HCM's shutters, siding and tools group:

-	Tapco International Corporation, a Michigan corporation
-	Atlantic Shutter Systems, Inc., a South Carolina corporation
-	Metamora Products Corporation of Elkland, a Pennsylvania corporation
-	Metamora Products Corporation, a Michigan corporation
-	MTP, Inc., an Ohio corporation
-	Tapco Europe Limited, formed in the United Kingdom

Headwaters Energy Services Division

-	Headwaters Energy Services Corp., a Utah corporation
-	Blue Flint Ethanol LLC, a Delaware limited liability company
-	Covol Coal Company, LLC, a Utah limited liability company
-	Covol Engineered Fuels, LC, a Utah limited liability company
-	Covol Services Corporation, a Utah corporation;
-	Environmental Technologies Group, LLC, a Utah limited liability company
-	Headwaters CTL, LLC (fka Hydrocarbon Technologies, Inc.), a Utah limited liability company
-	Headwaters Ethanol Operators, LLC, a Utah limited liability company
-	Headwaters Synfuel Investments, LLC, a Utah limited liability company
-	HES Ethanol Holdings, LLC, a Utah limited liability company

Headwaters Resources (CCP) Division

-	Headwaters Resources, Inc., a Utah corporation
-	FlexCrete Building Systems, LC, a Utah limited liability company, of which HRI is a 90% member
-	Florida N-Viro L.P., a Delaware limited partnership, of which VFL is a 51.5% member
-	Florida N-Viro Management, LLC, a Delaware limited liability company, of which VFL is a 52% member
-	Headwaters Resources Limited, formed in New Brunswick, Canada
-	Headwaters Services Corporation, a Utah corporation
-	VFL Technology Corporation, a Pennsylvania corporation

Headwaters Specialty Chemicals Division

-	Degussa Headwaters LLP, formed in the United Kingdom, of which Headwaters Incorporated is a 50% member
-	Degussa Headwaters Korea Co., Ltd., a Korean limited liability company, of which Headwaters Incorporated is a 50% member
-	Headwaters Heavy Oil, LLC, a Utah limited liability company

Other Subsidiaries

-	Global Climate Reserve Corporation, a Utah corporation
-	Headwaters Technology Innovation, LLC (fka Headwaters Technology Innovation Group, Inc.), a Utah limited liability company